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                                                                     EXHIBIT 3.3

                                   BYLAWS OF

                                   BELK, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, either within or without the State of Delaware, on such date and at such time as the Board of Directors may by resolution provide, or, if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m. on the second Tuesday in April of each year or, if such date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of stockholders held within the year that such meeting shall be in lieu of the annual meeting.

     Section 2. Special Meeting. Special meetings of the stockholders may be called at any time by the Board of Directors, the President or upon written request of the holders of at least twenty-five percent (25%) of the outstanding common stock. Such written request shall specify the time and purpose of the proposed meeting. Such meeting shall be held at such place, either within or without the State of Delaware, as is stated in the call and notice thereof.

     Section 3. Notice of Meetings. Written notice of each meeting of stockholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each stockholder entitled to vote at or to notice of such meeting at the address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such stockholder waives notice of the meeting. If an agreement of merger or consolidation or a sale, lease, exchange, or other disposition of all or substantially all the property and assets of the corporation is to be considered at any annual or special meeting, the written notice shall state the purpose of such meeting and shall be given to the stockholder, whether or not entitled to vote thereon, not less than twenty (20) days before such meeting. Any stockholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting.

     Notice of any meeting may be given by the President, the Secretary or the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting, unless the adjournment is for more than thirty days.

     Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Quorum; Required Stockholder Vote. A quorum for the transaction of business at any annual or special meeting of stockholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a greater vote is required by law, by the Certificate of

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Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding withdrawal of enough stockholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 6. Proxies. A stockholder may vote either in person or by a proxy which such stockholder has duly executed in writing. No proxy shall be valid after three years from the date of its execution unless a longer period is expressly provided in the proxy.

     Section 7. Action of Stockholders Without Meeting. Any action required to be, or which may be, taken at a meeting of stockholders, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed and dated by the holders of outstanding stockhaving not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Such consent shall have the same force and effect as an affirmative vote of the stockholders and shall be filed with the minutes of the proceedings of the stockholders.

                                   ARTICLE II

                                   DIRECTORS

     Section 1. Power of Directors. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Certificate of Incorporation or by these Bylaws.

     Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of not less than two nor more than 18 natural persons of the age of eighteen or over. The exact number of directors within the specified minimum and maximum shall be fixed by resolution of the stockholders from time to time, but no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be residents of the State of Delaware or stockholders of the Corporation. At each annual meeting the stockholders shall elect the directors, who shall serve until their successors are elected and qualified; provided that at any stockholders' meeting, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

     Section 3. Meetings of the Board; Notice of Meetings; Waiver of
Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of stockholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two directors unless the Board consists of one director, in which case special meetings may be called by the sole director. Written notice of the time and place of such meetings shall be given to each director by first class or air mail at least four (4) days before the meeting or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. Any director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Delaware.

     Section 4. Quorum; Vote Requirement. A majority of the number of directors last fixed by the stockholders shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Certificate of Incorporation or by these Bylaws.

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     Section 5. Action of Board without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the directors or committee members and filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

     Section 6. Committees. The Board of Directors, by resolution adopted by a majority of all of the directors, may designate such committees as it deems necessary or desirable, each composed of one (1) or more of the directors. Any such committee may authorize the seal of the Corporation to be affixed to all papers which may require it and, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided that no committee shall have the authority of the Board of Directors in reference to (1) an amendment to the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (2) the adoption of an agreement of merger or consolidation, (3) the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the Corporation, (4) a voluntary dissolution of the Corporation or a revocation thereof, or (5) an amendment to the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

     Section 7. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or if the vacancy is not so filled, or if no director remains, by the stockholders. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office, or, if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the stockholders and the election and qualification of the successor.

     Section 8. Telephone Conference Meetings. Unless the Certificate of Incorporation otherwise provides, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or any committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

                                  ARTICLE III

                                    OFFICERS

     Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which such officer has been elected or appointed or until such officer's successor has been elected or appointed and has qualified, or until such officer's earlier resignation, removal from office, or death. Any two or more offices may be held by the same person. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.

     Section 2. President. The President shall be the Chief Executive Officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The President shall preside at all meetings of the stockholders.

     Section 3. Vice President. The Vice President shall act in the case of absence or disability of the President.

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     Section 4. Secretary.  The Secretary shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall have custody of and attest the seal of the Corporation.

     Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

     Section 6. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the President.

     Section 7. Removal of Officers. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of such officer's removal in breach of a contract of employment.

     Section 8. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV

                                     STOCK

     Section 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated. Certificates shall be in such form as may be approved by the Board of Directors, which certificates shall be issued to stockholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the stockholder, the number of shares represented, and the date of issue; and which shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the stockholder of record or such stockholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

     Section 3. Registered Stockholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

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     Section 4. Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

                                   ARTICLE V

                       DEPOSITORIES, SIGNATURES AND SEAL

     Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     Section 2. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

     Section 3. Seal.  The seal of the Corporation shall be as follows:

     If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VI

                                   INDEMNITY

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such persons seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in

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which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

     Section 2. Payment of Indemnification.  If a claim under Section 1 of this
Article VI is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the claimant has not met such applicable standard of conduct, should be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended, or repealed and new bylaws adopted by the stockholders. The stockholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

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